                                                                   EXHIBIT 4.3
    CERTIFICATE OF OWNERSHIP
    MERGING
    R.P. SCHERER INTERNATIONAL CORPORATION
    into
    R.P. SCHERER CORPORATION
    (Pursuant to Section 253 of the General Corporation Law of Delaware)


    R.P. Scherer Corporation, a corporation incorporated on the 25th day of April, 1989, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation");

    DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of R.P. Scherer International Corporation, a corporation incorporated on the 5th day of May, 1969, pursuant to the provisions of the General Corporation Law of Delaware, and that this Corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 16th day of December, 1994, determined to and did merge into itself said R.P. Scherer International Corporation effective 11:59 p.m. on February 28, 1995, which resolution is in the following words to wit:

    WHEREAS, this Corporation lawfully owns 100% of the outstanding stock of R.P. Scherer International Corporation, a corporation organized and existing under the laws of the State of Delaware; and

    WHEREAS, this Corporation desire to merge into itself the said R.P. Scherer International Corporation and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

    NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said R.P. Scherer International Corporation and assumes all of its liabilities and obligations;

    FURTHER RESOLVED, that the Chairman, the President, any Vice President, the Controller, and the Secretary of this Corporation (the "Authorized Officers") be, and each of them hereby is, authorized and directed to make and execute, under the corporate seal of this Corporation, a Certificate of Ownership setting forth a copy of the resolutions to merge said R.P. Scherer International Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

    FURTHER RESOLVED, that the Authorized Officers of this Corporation be, and each of them hereby is, authorized and directed to take such other actions and to execute and deliver such other documents, whether within or without the State of Delaware, which may in the discretion of such officers be necessary or proper to effect said merger, the execution thereof to be conclusive evidence of authorization hereunder.

    IN WITNESS WHEREOF, said R.P. Scherer Corporation has caused its corporate seal to be affixed and this certificate to be signed by Aleksandar Erdeljan, its President, and attested by Nicole S. Williams, its Secretary, this 27th day of February, 1995.

                                                   R.P. SCHERER CORPORATION

                                                   By:  /s/ Aleksandar Erdeljan
                                                        -----------------------
                                                        Aleksandar Erdeljan
                                                        President

                                                   ATTEST:
                                                        /s/ Nicole S. Williams
                                                        ----------------------
                                                        Nicole S. Williams
                                                        Secretary

(Letterhead of State of Delaware Office of the Secretary of State)

I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the certificate of ownership, which merges:

    "R.P. Scherer International Corporation", a Delaware Corporation,

with and into "R.P. Scherer Corporation" under the name of "R.P. Scherer Corporation", a corporation organized and existing under the laws of the state of Delaware, as received and filed in this office the twenty-eighth day of February, A.D. 1995, at 8:30 o'clock A.M.

A certified copy of this certificate has been forwarded to the Kent Country recorder of deeds for recording.



[Seal]

/s/ Edward J. Freel
Edward J. Freel, Secretary of State

Authentication:  7423005
Date:  02/28/95